UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

                Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed in our periodic filings, including in the Company’s Form 10-K for the fiscal year ended September 30, 2005, Masimo Corporation v. Tyco Healthcare Group LP (“Tyco Healthcare”) and Mallinckrodt, Inc. is a lawsuit pending in the United States District Court for the Central District of California.  In this lawsuit, Masimo alleged violations of antitrust laws against Tyco Healthcare and Mallinckrodt in the markets for pulse oximetry products.  Masimo alleged that Tyco Healthcare and Mallinckrodt used their market position to prevent hospitals from purchasing Masimo’s pulse oximetry products.  Masimo sought injunctive relief and monetary damages, including treble damages.  Trial in this case began on February 22, 2005 and the jury awarded Masimo $140 million in damages on March 21, 2005.  The damages were automatically trebled under the antitrust statute to an award of $420 million.  If ultimately successful, Masimo’s attorneys are entitled to an award of reasonable fees and costs in addition to the verdict amount.

On March 22, 2006, the district court issued its Memorandum of Decision Re: Post-Trial Motions.  In that Memorandum, the district court:  (i) vacated the jury’s liability findings on two business practices; (ii) affirmed the jury’s liability finding on two other business practices; (iii) vacated the jury’s damages award in its entirety; and (iv) ordered a new trial on damages.  The district court has not scheduled the new trial on the damages.  As previously reported by the Company, no provision has been made in the Consolidated Financial Statements with respect to this damage award.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

By:	/s/ Christopher J. Coughlin
Christopher J. Coughlin Executive Vice President, and Chief Financial Officer

Date: March 24, 2006